Rule 424(b)(2)
Registration No. 333-144417
PROSPECTUS SUPPLEMENT
(To prospectus dated November 7, 2007)
3,960,000 Shares of Common Stock
Warrants to Purchase 1,584,000 Shares of Common Stock
     We are offering 3,960,000 shares of our common stock and warrants to purchase up to 1,584,000 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). The common stock and warrants will be sold in units at a price of $1.31 per unit. Each unit consists of one share of common stock and a warrant to purchase 0.4 of a share of common stock, exercisable for four and one-half years at an exercise price of $1.61 per share. The units will not be issued or certificated. The shares of common stock and warrants will be immediately separable and will be issued separately.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “NGAS.” The last reported sale price of our common stock on the Nasdaq Global Select Market on May 11, 2010 was $1.46 per share. As of May 11, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $55.5 million. During the prior twelve months, we have offered securities pursuant to General Instruction I.B.6. of Form S-3 with an aggregate market value of approximately $18.4 million, including the securities being offered hereby.
     Investing in our common stock involves significant risks. See “Risk Factors” on page S-4 of this prospectus supplement and beginning on page 2 of the accompanying prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per
	Unit	Total
Offering price	$1.31	$5,187,600
Underwriting discounts and commissions	$0.09	$363,132
Proceeds to us (before expenses)	$1.22	$4,824,468
     We estimate that total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $120,000.
     We anticipate that delivery of the shares and warrants offered by this prospectus supplement and the accompanying prospectus will be made on or about May 17, 2010, subject to customary closing conditions.

LAZARD CAPITAL MARKETS	WUNDERLICH SECURITIES
The date of this Prospectus Supplement is May 11, 2010

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document has two parts. The first part is this prospectus supplement, which describes the specific terms of the units we are offering and certain other matters relating to us. This first part also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about our company and securities we may offer from time to time, some of which do not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”). Generally, when we refer to this prospectus supplement, we are referring to both parts of the document combined.
     You should assume that the information in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any related free writing prospectus that we have authorized to be delivered to you is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus that we authorized to be distributed to you and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell and seeking offers to buy the common stock and warrants included in the units covered by this prospectus supplement where offers and sales are permitted. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     Unless otherwise indicated, references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “our” or “us” include NGAS Resources, Inc. and our subsidiaries and interests in sponsored drilling partnerships.

PROSPECTUS SUPPLEMENT SUMMARY
     This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus carefully, together with the information incorporated by reference herein and therein, including the consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the risk factors beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus.
Our Business
     We are an independent exploration and production company focused on unconventional natural gas opportunities in the eastern United States, principally in the southern Appalachian Basin. For over 25 years, we have specialized in generating our own geological prospects in this region, where we have established expertise and recognition. We also operate the gas gathering facilities for our core properties, providing deliverability directly from the wellhead to the interstate pipeline network serving major east coast natural gas markets. During the last two years, we have transitioned to horizontal drilling throughout our Appalachian acreage and expanded our operations to the Illinois Basin.
Capital Structure
     Since mid-2009, we completed several initiatives to strengthen our balance sheet and improve liquidity. During the third quarter last year, we substantially reduced our credit facility debt with proceeds from the sale of 485 miles of our Appalachian gas gathering facilities for $35.5 million, plus a promissory note for $14.5 million, payable in installments with 8% interest through December 2011. We also completed a contemporaneous equity offering netting $6.1 million. During the first quarter of 2010, we exchanged the entire $37 million of our 6% convertible notes due December 15, 2010 for $28.7 million in new 6% amortizing convertible notes due May 1, 2012 (2010 notes), together with a combination of cash, common shares and warrants (2010 warrants). Beginning June 1, 2010, we are required to make 24 equal monthly principal amortization payments on outstanding 2010 notes. Subject to certain volume limitations, true-up adjustments and other conditions, we may elect to pay all or part of each principal installment in our common shares, valued at the lesser of the $2.18 conversion price of the 2010 notes or 95% of the 10-day volume-weighted average price of the common stock prior to the installment date.
Business Strategy
     Over 76% of our operated properties in the Appalachian and Illinois Basins are undeveloped. Our strategy for efficient development of these resources has been transformed by advances in air-driven horizontal drilling and staged completion technology optimized for our operating areas. We began this transition early in 2008 and had 50 horizontal wells on line as of the date of this prospectus supplement, with an extensive inventory of horizontal locations for ongoing development. Our transition to horizontal drilling has increased our recovery volumes and rates at dramatically lower finding costs. Horizontal drilling has also enabled us to develop areas that would otherwise be inaccessible due to challenging terrain or coal mining activities. With our gas gathering infrastructure in place for our core properties and our capital structure revamped for greater financial flexibility, we are positioned to achieve sustainable growth under a low-cost structure.
Company Information
     Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, and our telephone number at that address is (859) 263-3948. Our website address is www.ngas.com. Information included or accessible through our website is not incorporated by reference into, and does not constitute a part of this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Common stock offered	3,960,000 shares

Warrants offered
Warrants to purchase up to 1,584,000 shares of common stock. The warrants are exercisable for a four and one-half year period beginning from the date of issuance at an exercise price of $1.61 per share. This prospectus supplement also relates to the shares of common stock issuable upon exercise of the warrants. See “Description of the Securities We Are Offering.”

Common stock to be outstanding after this offering	37,481,512 shares

Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-4 and the other information included or incorporated by reference herein, and the “Risk Factors” section on page 2 of the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Use of proceeds
We currently intend to use $2.7 million of the net proceeds from this offering to reduce outstanding borrowings under our revolving credit facility and the balance for working capital and other corporate purposes. See “Use of Proceeds” on page S-5 of this prospectus supplement.

Nasdaq Global Select Market symbol	NGAS
     Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering as shown above is based on 33,521,512 shares outstanding as of May 11, 2010. This number excludes 1,584,000 shares of common stock issuable upon exercise of the warrants offered hereby and also excludes:
•	13,165,137 shares of common stock, in the aggregate, issuable upon conversion of the 2010 notes at a conversion price of $2.18 per share and up to 1,285,038 shares of common stock issuable upon exercise of the 2010 warrants at an exercise price of $2.37 per share, subject in each case to certain volume limitations and adjustments for certain fundamental change transactions or share recapitalizations;

•	1,740,000 shares of common stock issuable upon exercise of warrants issued in August 2009 at a current exercise price of $2.29 per share, subject to weighted-average antidilution adjustments, which will reduce the exercise price to $2.17 per share after giving effect to this offering; and

•	2,898,668 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $2.99 per share.

FORWARD-LOOKING STATEMENTS
     In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, in other filings with the SEC and in press releases and other public statements by our officers throughout the year, we make or will make statements that address our plans or expectations about future events or conditions. Other than statements of historical fact, all statements that address future activities, outcomes and other matters we plan, expect, budget, intend or estimate, and other similar expressions, are hereby identified as forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. If the assumptions we use in making forward-looking statements prove incorrect or the risks described or incorporated in this prospectus supplement were to occur, our actual results could differ materially from future results expressed or implied by the forward-looking statements. Risks that could affect forward-looking statements include the following:
•	uncertainty about estimates of future natural gas production and required capital expenditures;

•	commodity price volatility;

•	increases in the cost of developing and producing our reserves;

unavailability of drilling rigs and services;

•	drilling, operational and environmental risks;

•	regulatory changes and litigation risks; and

•	uncertainties in estimating oil and gas reserves and projecting future production rates.
     Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “potential,” “goal” and “objective.” Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), provide a “safe harbor” for forward-looking statements. In order to comply with the terms of the safe harbor, and because forward-looking statements involve future risks and uncertainties, we refer to a discussion of various risk factors incorporated by reference under the caption “Risk Factors” on page S-4 of this prospectus supplement. We have no obligation to update any forward-looking statements contained herein or in future communications to reflect future events or developments.
RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth below, together with the other information set forth in the section of the accompanying prospectus entitled “Risk Factors,” beginning on page 2, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, particularly the specific risk factors discussed in the section entitled “Risk Factors” in our 2009 annual report on Form 10-K and other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference herein, before deciding whether to invest in our securities. The risks incorporated by reference herein, as well as those described below, are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial could become material in the future. If any of these risks develop into actual events, they could materially and adversely affect our business, financial condition, results of operations and cash flows, as well as the trading price of your shares, which could decline to the point where you may lose all or part of your investment.

Risks relating to this offering and our common stock
The price of and volume in trading of our common stock has and may continue to fluctuate significantly.
     Shares of our common stock and the public stock markets in general have experienced, and may continue to experience, extreme price and trading volume volatility. These fluctuations may adversely affect the market price of our common stock and a shareholder’s ability to sell shares of our common stock into the market at the desired time or at the desired price.
Future sales of our common stock in the public market could cause our stock price to fall.
     Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of May 11, 2010, we had 33,521,512 shares of common stock outstanding. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus, including the shares issuable upon exercise of the warrants offered hereby, will be freely tradable without restriction or further registration upon issuance unless purchased by our affiliates.
We will have broad discretion in applying the net proceeds from this offering.
     Although we have highlighted the intended use of proceeds from this offering, we will have broad discretion in applying net proceeds currently allocated for working capital and other corporate purposes. The portion of our net proceeds used to reduce outstanding borrowings under our revolving credit facility may also be available for future draws under the facility. Our shareholders may not agree with the manner in which we ultimately allocate and apply these funds.
USE OF PROCEEDS
     The net proceeds to us from this offering, after deducting underwriting discounts and reimbursed expenses, but before payment of offering expenses, will be approximately $4.8 million. We currently intend to use $2.7 million of these proceeds to reduce outstanding borrowings under our revolving credit facility and the balance of these proceeds for working capital and other corporate purposes. As of May 11, 2010, our borrowings under the credit facility aggregated $43.5 million, with a borrowing base of $51 million. We originally borrowed these funds primarily for our ongoing drilling operations and other corporate purposes, which included $2.7 million used in our convertible note exchange transaction during January 2010. The repayment of that drawdown under the credit facility will avoid a borrowing base reduction by that amount under an amendment to our credit agreement that permitted us to complete the note exchange. See “Prospectus Supplement Summary — Capital Structure.”
CAPITALIZATION
     The following table sets forth our capitalization as of March 31, 2010:
•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of 3,960,000 shares of common stock and warrants to purchase up to 1,584,000 shares of common stock in this offering and our receipt of proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
     You should read this table with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.

		As of March 31, 2010
		Actual	As Adjusted
		(Unaudited)
Current portion of long-term debt		$9,952,515	$9,952,515
Long-term debt, net of current portion		63,840,396	61,140,396
Shareholders’ equity
Capital stock
Authorized:
5,000,000	Preferred shares
100,000,000	Common shares
Issued:
33,521,512	Common shares (as adjusted — 37,481,512)	122,330,972	127,035,440
21,100	Common shares held in treasury, at cost	(23,630)	(23,630)
	Paid-in capital — options and warrants	4,579,757	4,579,757
To be issued:
9,185	Common shares	45,925	45,925

		126,933,024	131,637,492
Deficit		(14,611,380)	(14,611,380)

Total shareholders’ equity		112,321,644	117,026,112

Total capitalization		$186,114,555	$188,119,023

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
     In this offering, we are offering a maximum of 3,960,000 units, consisting of 3,960,000 shares of common stock and warrants to purchase an additional 1,584,000 shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.4 of a share of common stock at an exercise price of $1.61 per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.
Common Stock
     The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus.
Warrants
     The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant attached as Annex A to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.
     Exercisability. The warrants are exercisable beginning on the date of original issuance and at any time up to the date that is four and one-half years after the date of original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon exercise, except in the case of a cashless exercise under conditions discussed below. Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

     Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the warrants or an exemption from registration is not available for the resale of such shares of common stock underlying the warrants, the holder may exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.
     Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $1.61 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon certain distributions of assets, including cash, stock or other property, to our shareholders.
     Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.
     Exchange Listing. We do not plan on making an application to list the warrants on the Nasdaq Global Select Market, any other national securities exchange or other nationally recognized trading system.
     Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our shareholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to the corporate event.
     Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of a holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.
     Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

UNDERWRITING
     Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Lazard Capital Markets LLC is acting as representative, have agreed to purchase, and we have agreed to sell to them, the number of units (each unit consisting of one share of common stock, and one warrant to purchase 0.4 of a share of our common stock) at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Number of
Underwriter	Shares
Lazard Capital Markets LLC	3,564,000
Wunderlich Securities, Inc.	396,000

Total:	3,960,000

     The underwriters are offering the units subject to their acceptance of the shares and warrants contained in each unit from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.
     The underwriters initially propose to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the underwriters.
     The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.
Commissions and Discounts
     The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us:

	Per
	Unit	Total
Offering price	$1.31	$5,187,600
Underwriting discounts and commissions	$0.09	$363,132
Proceeds to us (before expenses)	$1.22	$4,824,468
     The expenses of the offering, not including the underwriting discount and commissions, payable by us are estimated to be $120,000, which includes $40,000 that we have agreed to reimburse the underwriters for certain fees and legal expenses incurred by them in connection with this offering and $30,000 that we will pay to Morgan Keegan & Company, Inc. for financial advisory services provided to us in connection with the offering.
     On January 11, 2010, we entered into separate exchange agreements with the holders of our 6% convertible notes due December 15, 2010 (2005 notes). The exchange agreements provided for the holders to exchange all of the 2005 notes for a total of $28.7 million principal amount of our new 6% amortizing convertible notes due May 1, 2012 (2010 notes), together with 3,037,151 shares of our common stock, 2010 warrants to purchase 1,285,038 common shares and cash payments totaling approximately $2.7 million. See “Prospectus Supplement Summary — Capital Structure.” In connection with the Exchange Transaction, and pursuant to the terms an engagement letter between us and Lazard Frères & Co. LLC, dated December 1, 2009 (Engagement Letter), we paid an aggregate financial advisory fee of $350,000. In addition, pursuant to the terms of the Engagement Letter, we also granted Lazard Frères & Co. LLC (a) a 15-month “tail period” from the date of termination or expiration of the Engagement Letter and (b) a “right of first offer” throughout the tail period concerning any restructuring transaction involving the 2010 notes, as well as any public or Rule 144A offering or any private placement of securities.

          The relationship between Lazard Frères & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies. Pursuant to such agreement, Lazard Frères & Co. LLC referred this offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.
          Wunderlich Securities, Inc. will receive fees from us in the form of underwriting discounts as a co-manager of this offering. Paul R. Ferretti, a Managing Director and Head of Energy Investment Banking at Wunderlich Securities, Inc., has served as a member of our board of directors since June 2009. We have been advised by Mr. Ferretti that he will not receive any special compensation from Wunderlich Securities, Inc. based on its participation in this offering. Accordingly, we believe Mr. Ferretti will continue to satisfy the criteria for independence as a member of our board of directors under our Nasdaq listing standards.
Quotation on the NASDAQ Global Select Market
          Our common stock is listed on The NASDAQ Global Select Market under the symbol “NGAS.” Our registrar and transfer agent for our common stock is Computershare Investor Services Inc.
Indemnification
          We and the underwriters have agreed to indemnify each other, and we have also agreed to indemnify Lazard Frères & Co. LLC, against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriters and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
No Sales of Similar Securities
          We and each of our executive officers and directors have agreed with Lazard Capital Markets LLC, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Lazard Capital Markets LLC. The 90-day “lock-up” period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension.
Price Stabilization, Short Positions
          In order to facilitate the offering of the units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more units than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of common stock in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

          A prospectus in electronic format may be made available on websites maintained by the underwriter. Lazard Capital Markets LLC, as representative of the underwriters, may agree to allocate a number of units to other underwriters for sale to its online brokerage account holders. Internet distributions will be allocated by each underwriter on the same basis as other allocations.
United Kingdom
          This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
          Each underwriter has represented and agreed that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and
     (b) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
European Economic Area
          To the extent that the offer of the units are made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.
          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or
     (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of units (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any units in any Relevant Member State has the same meaning as in the preceding paragraph.
LEGAL MATTERS
          The validity of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for us by Stahl & Zelmanovitz, New York, New York. Proskauer Rose LLP, New York, New York, is counsel for the underwriters in connection with this offering.
EXPERTS
          The consolidated financial statements of NGAS Resources, Inc. incorporated into this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 were audited by Hall, Kistler & Company LLP, independent auditors.
WHERE YOU CAN FIND MORE INFORMATION
          We are a “reporting company” as that term is used in the Exchange Act. As a reporting company, we are required to file reports, proxy statements and other information with the SEC. You may read and copy any of the reports, proxy statements and other information that we have filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us and other issuers that electronically file information with the SEC. The address of that site is http://www.sec.gov.
          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549 and is available to you on the SEC’s website.

INCORPORATION BY REFERENCE
          The SEC allows us to incorporate by reference the information we file with them into our registration statement on Form S-3 of which this prospectus supplement and the accompany prospectus is a part.. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and replace this information. In all cases, you should rely on the most recent information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this registration statement and prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):
          We are incorporating by reference in this prospectus supplement and the accompanying prospectus the following documents:
•	Annual report on Form 10-K for the year ended December 31, 2009.

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2010.

•	Current Report on Form 8-K dated May 11, 2010.

•	Definitive Proxy statement dated April 29, 2010.

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated.
          You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948.

ANNEX A
NGAS Resources, Inc.
FORM OF WARRANT

Warrant No.:	Original Issue Date: May 17, 2010
(“Issue Date”)
     NGAS RESOURCES, INC., a corporation under the laws of the Province of British Columbia (the “Company”), hereby certifies that, for value received,                                          or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of                                 shares of common stock, no par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.61 per share, subject to adjustment as provided herein (the “Exercise Price”), at any time and from time to time on or after the Issue Date (the “Trigger Date”) and through and including 5:00 p.m., New York City time, on November 17, 2014 (the “Expiration Date”), and subject to the following terms and conditions:
     This Warrant is being issued pursuant to that certain Underwriting Agreement dated May 11, 2010 by and among the Company and the underwriters identified therein (the “Underwriting Agreement”). This Warrants and all other warrants issued pursuant to the Underwriting Agreement are referred to herein collectively as the “Warrants.” The original issuance of the Warrants and the Warrant Shares by the Company pursuant to the Underwriting Agreement has been registered pursuant to a Registration Statement on Form S-3 (File No. 333-144417) (together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, the “Registration Statement”).
     1. Definitions. For purposes of this Warrant, in addition to terms defined elsewhere herein, the following terms shall have the following meanings:
     “Affiliate” of a person means a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Trading Day” means any day on which trading of the Common Stock occurs on the applicable Trading Market.
     “Trading Market” means the NASDAQ Global Select Market or, if the Company’s Common Stock is not then listed on the NASDAQ Global Select Market, then such exchange or quotation system on which the Common Stock then primarily trades.
     2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. List of Transfers; Restrictions on Transfer.
          (a) This Warrant and the Warrant Shares are subject to the restrictions on transfer set forth in this Section 3.
          (b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant in substantially the form of this Warrant (any such new Warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant prior to the transfer thereof.
     4. Exercise and Duration of Warrants.
          (a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 hereof at any time and from time to time on or after the Trigger Date and through and including the Expiration Date. Subject to Section 11 hereof, at 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 10(b) hereof, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Trigger Date and through and including the Expiration Date.
          (b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is referred to herein as an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. On or before the first (1st) business day following the Exercise Date, the Company shall transmit to a facsimile number set forth in the Exercise Notice a confirmation of receipt of the Exercise Notice to the Holder and also will notify the Company’s transfer agent.
     5. Delivery of Warrant Shares.
          (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless the Registration Statement is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding the foregoing, if the Registration Statement is not effective on the Exercise Date for any reason and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares can be issued without restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation (“DTC”).
          (b) If the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) hereof by the close of the third Trading Day after an Exercise Date, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request, and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such Warrant Shares shall terminate or (ii) promptly honor its obligation to deliver the Warrant Shares to the Holder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of Warrant Shares times (B) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver the Warrant Shares.

          (c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or other injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant in accordance with the terms hereof.
     6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares; Listing. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder, taking into account any applicable adjustments and restrictions of Section 9 hereof. The Company represents that the Warrant Shares have been duly and validly authorized and hereby covenants that all Warrants Shares issuable and deliverable upon exercise of this Warrant as herein provided shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly issued and fully paid and nonassessable. The Company shall use its best efforts to maintain the listing of the Warrant Shares on the NASDAQ Global Select Market.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

          (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash) (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.
          (c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of a majority of the outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of all outstanding Common Stock or any compulsory share exchange pursuant to which all outstanding Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any subsequent exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any successor entity shall pay in exchange for this Warrant at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. (“Bloomberg”) using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 60% and the 180-day volatility obtained from the “HVT” function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. The provisions of this paragraph (c) shall similarly apply to subsequent Fundamental Transactions.
          (d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (e) Notice of Adjustments. Upon the occurrence of any adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to Computershare Investor Services Inc., the transfer agent of the Company.

          (f) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any definitive agreement for or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:
          (a) Cash Exercise. The Holder may deliver immediately available funds; or
          (b) Cashless Exercise. In the case of a Restrictive Legend Event (as defined below), the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
          X = Y [(A-B)/A]
          Where
          X = the number of Warrant Shares to be issued to the Holder.
          Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
          A = the Weighted Average Price for the five Trading Days immediately prior to (but not including) the Exercise Date.
          B = the Exercise Price.
          For purposes of this Section 10, “Weighted Average Price” means the dollar volume-weighted average price for the Common Stock on the Trading Market during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).
          (c) Company-Elected Conversion. (i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend under the Securities Act), because (A) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) the Registration Statement is otherwise not then effective (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 4(b) but prior to the delivery of the Warrant Shares, the Company shall (i) if the Weighted Average Price of the Warrant Shares is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with Section 10(b), and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 4(b) (a “Company-Elected Conversion”), or (ii) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted

Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission. The Company shall provide to the Holder prompt written notice of the termination of the Restrictive Legend Event. If a Restricted Legend Event is occurring as of the Expiration Date, the term of this Warrant shall be extended until the fifth (5th) business day after the termination of such Restricted Legend Event.
          (d) If, but only if, the Registration Statement is no longer effective at any time after the Issue Date, the Company shall use its best efforts to file a new registration statement on Form S-3 pursuant to General Instruction I.B.4(a)(3) (including compliance with General Instruction I.B.4(b) and I.B.4(c) as required thereby) registering the Warrant Shares issuable upon exercise of the Warrant.
     11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section 11 shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:30 p.m., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. This provision shall not restrict the number of shares of Common Stock which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, which will not be effective until the 61st day after such notice is delivered to the Company, the Holder may waive the provisions of this Section 11 to change the beneficial ownership limitation to 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 11 shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.99% limitation to such 9.9% limitation, the beneficial ownership limitation may not be further waived by such Holder.
     12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.
     13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 at or prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: (a) if to the Company, to NGAS Resources, Inc., 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, Attention: Chief Executive Officer, Facsimile No.: (859) 263-4228 (or such other address as the Company shall indicate in writing in accordance with this Section 13), or (b) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section 13).

     14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     15. Miscellaneous.
          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
          (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
          (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

NGAS RESOURCES, INC.
By:
Name:
Title:

PROSPECTUS
$100,000,000
NGAS Resources, Inc.
Common Stock, Preferred Stock,
Debt Securities and Warrants
          We may offer to sell, from time to time, in one or more series:
•	common stock;

•	preferred stock;

•	senior or subordinated debt securities; or

•	warrants to purchase our common stock.
          We may offer any combination of these securities in one or more offerings, up to an aggregate offering price of $100,000,000, on terms to be determined at or prior to the time of sale. This prospectus provides you with a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a prospectus supplement.
          We may offer and sell these securities to or through underwriters, dealers or agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of these securities will be described in a supplement to this prospectus.
          Our common stock is traded on the Nasdaq National Market under the symbol “NGAS.”
          Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 7, 2007

ABOUT THIS PROSPECTUS
     This prospectus is part of registration statement we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with general information about those securities and the manner in which they will be offered for sale. Each time we sell securities under this shelf registration, we will provide a prospectus supplement containing specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making any investment decision, you should carefully read this prospectus and any prospectus supplement, along with documents incorporated by reference and described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other reports and information with the SEC. Our SEC filings are available over the Internet on the website maintained by the SEC at www.sec.gov. You may also read and copy any of these documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Information about that facility can be obtained from the SEC by calling (800) 833-0330. These documents may also be accessed on our website at www.ngas.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered part of this prospectus, and information we file later with the SEC will automatically update and replace this information. In all cases, you should rely on the most recent information included or incorporated by reference in this prospectus.
     We are incorporating by reference in this prospectus the following documents:
•	Amended Annual report on Form 10-K/A for the year ended December 31, 2006.

•	Quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2007.

•	Proxy statement dated April 30, 2007.

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated.

     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948.
FORWARD-LOOKING STATEMENTS
     Some statements made by us in this prospectus, including information in documents incorporated by reference, are prospective and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements that address future activities, events, outcomes and other matters we plan, expect, budget, intend or estimate (and other similar expressions) are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. If the assumptions we use in making forward-looking statements prove incorrect, our actual results could differ materially from future results expressed or implied by the forward-looking statements. We will not necessarily update any forward looking statements to reflect events or circumstances occurring after the date they are made.
THE COMPANY
     We are an independent exploration and production company focused on unconventional natural gas basins in the eastern United States that support multiple, repeatable drilling, principally in the southern portion of the Appalachian basin. We develop our prospects through our operating subsidiaries and our interests in sponsored drilling programs. We also construct and operate gas gathering systems and gas distribution facilities. Our principal and administrative offices are located in Lexington, Kentucky. Unless otherwise indicated, references in this prospectus to the “Company,” “we,” “our” or “us” include NGAS Resources, Inc. and our subsidiaries and interests in sponsored drilling programs.
RISK FACTORS
     An investment in our securities involves many risks. The following factors and the other information contained or incorporated in this prospectus should be carefully considered before making an investment decision.
Risks Relating to Our Business and Industry
Revenue from our oil and gas operations often depends on factors beyond our control.
     The profitability of our oil and gas operations depends upon various factors, many of which are beyond our control, including:
•	natural gas and crude oil prices, which are subject to substantial fluctuations based on supply and demand, seasonality, access to and capacity of transportation facilities, price and availability of alternative fuels, worldwide political and economic conditions, the nature and extent of governmental regulation and taxation and the effect of energy conservation measures;

•	future market, economic and regulatory factors that may materially affect our sales of gas production; and

•	business and operating practices of our competitors.
Our current oil and gas reserves may be depleted.
     Unless we continue to acquire additional properties with proved reserves and expand our reserves through successful exploration and development activities, our reserves will decline as they are produced. Although the production history for most of our Appalachian wells is substantially less than the average reserve life for mature wells in the region, estimates of our proved producing reserves as of December 31, 2006 were based on historical production profiles for the region. This resulted in a projected decline rate of approximately 18.5% for 2007, decreasing hyberbolically to 5.4% in 2021. The actual performance of our wells could differ materially from these estimates. The depletion of our reserves, whether at anticipated rates or otherwise, will reduce cash flow for future growth as well as the assets available to secure financing to develop and replace our existing reserves.
Estimating reserves and future net revenues involves uncertainties that could result in revisions.

     There are many uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. The accuracy of any reserve estimate is dependent on the quality of available data and is subject to engineering and geological interpretation and judgment. Results of drilling, testing and production after the date of an estimate may justify revision of the estimate. As a result, reserve estimates are often materially different from the quantities of oil and gas that are ultimately recovered.
Uncertainties in recovering undeveloped reserves.
     As of December 31, 2006, approximately 58% of our estimated proved reserves were undeveloped, and 73% of our reserves from Leatherwood, our largest field, were undeveloped. The ultimate recovery of our undeveloped reserves is uncertain. Recovering these reserves will require significant capital expenditures and successful drilling operations. Our reserve estimates assume that we will be able to make the capital expenditures needed to develop these reserves, and we may not have the capital or financing we need for their development. These estimates also assume the continuation of existing economic conditions, including the costs associated with reserve development, which may not be accurate over time. In addition, our development of these reserves may not occur as scheduled. Any of these factors could cause our actual results from future development initiatives to differ materially from the anticipated results reflected in our reserve estimates.
Uncertainties in timing and cost for implementing drilling schedule.
     Based on prevailing economic and operating conditions, we expect to begin recovery of the proved undeveloped reserves included in our reserve estimates at the end of 2006 through our drilling initiatives over the next three years. The implementation of our development schedule for recovering these reserves is a significant part of our growth strategy. Our ability to execute this strategy is subject to a number of uncertainties, including the availability of capital, seasonal conditions, regulatory approvals, commodity prices, development costs and drilling results. Due to heightened industry demands, well service providers and equipment are in short supply. This has resulted in escalating prices for these resources. The supply imbalance may also cause delays in drilling operations and the possibility of poor services, with the potential for damage to downhole reservoirs and accidents from the overuse of equipment and the inexperience of field personnel. Because of these uncertainties, we may be unable to drill and produce our identified drilling locations or alternative prospects on schedule or on budget, and our actual results from these initiatives may differ materially from our expectations, which could adversely affect all aspects of our business.
Our oil and gas operations involve many hazards that could result in accidents and liabilities.
     Our drilling, production, gathering and transmission operations involve many operating hazards and a high degree of risk. They include the risk of fire, explosions, blowouts, craterings, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as gas leaks, ruptures and release of contaminated water. Any of these hazards could result in personal injury, property and environmental damage, clean-up responsibilities and other regulatory penalties.
Our industry is highly competitive.
     The oil and gas industry is highly competitive. We compete with integrated and other independent oil and gas companies for oil and gas leases and the equipment, materials and labor required to develop our properties. Our competitors include well established companies with greater financial and human resources than us. This may put us at competitive disadvantage in acquiring additional properties, securing field services and equipment for developing our properties on a timely basis or on favorable terms and implementing technological advancements that may be increasingly important to success in our business.

We are subject to various governmental regulations and environmental risks that could result in financial losses.
     Our business is subject to a broad range of federal and state laws and regulations that could adversely affect our operations. These include regulations governing the location and spacing of wells, the method of drilling, casing and dewatering wells, the disposal of fluids, the surface use and restoration of properties and the plugging and abandoning of wells. The costs of complying with these regulations could exceed our current expectations, and any violations could result in substantial future costs and liabilities. Liability for environmental claims may include clean-up costs or damages in excess of insurance coverage, and we could be required to remove improperly disposed waste, remediate property contamination or undertake plugging operations to prevent future contamination.
Risks Relating to Strategy, Financing and Ownership of Our Common Stock
Significant capital requirements make us dependent on the capital markets.
     Our business involves significant ongoing capital requirements. The rate of production from oil and gas properties generally declines as reserves are depleted. Without the capital to fund ongoing development activities, our proved reserves would decline as oil and gas is produced from our proved developed reserves. Our long term performance and profitability depends not only on developing our existing oil and gas reserves, but also on our ability to find or acquire additional reserves that we can develop and operate efficiently and finance on acceptable terms.
Our financial leverage creates refinancing risks.
     We are substantially leveraged, and our ability to repay or refinance our debt will be subject to our future performance and prospects as well as market and general economic conditions beyond our control. Because our business is capital intensive, we will likely be dependent on additional financing to repay our outstanding long term debt at maturity. There can be no assurance that we will be able to secure the necessary refinancing on acceptable terms.
Further issuances of our common stock could be dilutive.
     We may issue additional shares of our common stock, or other securities convertible into our common stock, to fund capital expenditures, including future acquisitions, or for working capital. If we issue additional shares of our common stock in the future, it may have a dilutive effect on the ownership interests of our existing shareholders.
Future sales may depress the market price of our common stock.
     Sales of substantial amounts of our common stock could depress its market price. All of the common shares issuable upon conversion of our outstanding convertible notes and exercise of outstanding stock options are eligible for public resale without restrictions. Sales of substantial amounts of our common stock in the public market, or the perception that substantial sales could occur, could adversely affect prevailing market prices of the common stock.
Dividends are not expected to be paid on our common stock.
     We have never paid cash dividends on our common stock. Our current policy is to retain future earnings to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board of directors deems relevant. If we issue any preferred stock, it will be eligible for dividends prior and in preference to our common stock, when and if declared by the board of directors.

The price of our common stock may be volatile.
     The market price of our common stock could be subject to significant volatility in response to variations in results of operations and other factors. In addition, the equity markets in general or in our industry sector may experience wide price and volume fluctuations that may be unrelated and disproportionate to the operating performance of particular companies, and the trading price of our common stock could be affected by those fluctuations.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges(1)	2.26	2.42	5.60	8.48	3.29

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” include income before income taxes and fixed charges. “Fixed charges” include interest, whether expensed or capitalized, and the portion of rental expense that represents the interest factor in these rentals.
     We are a holding company, which means that we conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations at the holding company level, including payments of principal and interest on our debt securities. Our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us.
USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. General corporate purposes may include:
•	repaying debt;

•	providing working capital;

•	funding capital expenditures; or

•	financing the acquisition of oil and gas properties.
     We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities. Pending application, we may temporarily invest the net proceeds that we receive from those sales or use the net proceeds to repay short-term debt.
DESCRIPTION OF CAPITAL STOCK
General
     We are authorized to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2007, there were 21,843,981 shares of our common stock issued and outstanding and no shares of preferred stock outstanding. Our common stock is traded on the Nasdaq National Market under the symbol “NGAS.”

Common Stock
     Subject to the rights of holders of any preferred stock then outstanding, holders of our common stock are entitled to receive any dividends that may from time to time be declared by our board of directors. See “Risk Factors.” Holders of the common stock are entitled to one vote per share on all matters brought to a vote of the shareholders. Because holders of the common stock do not have cumulative voting rights, the holders of a majority of the common stock represented at a meeting can select all of the directors. At least one-third of the outstanding shares entitled to vote at a general or special meeting of our shareholders must be present in person or by proxy to satisfy the quorum requirement under our governing articles.
     Holders of our common stock have no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions for the common stock, nor is the common stock subject to calls or assessments by us. All shares of our common stock outstanding on the date of this prospectus have been legally issued and are fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all our creditors, subject to the rights of holders of any outstanding shares of preferred stock.
     The Transfer Agent and Registrar for the common stock is Pacific Corporate Trust Company.
Preferred Stock
     Under our governing articles, our board of directors is authorized, without shareholder approval, to provide for the issuance of shares of preferred stock from time to time in one or more series. Each series of preferred stock will have the specific rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, determined by the board of directors. Because the board of directors has the power or so-called “blank check” to establish the powers, preferences and rights of each series of preferred stock without shareholder approval, it may afford the holders of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of our common stock.
     The following summary outlines the general terms of one or more series of preferred stock that we may offer under this prospectus. While these terms may generally apply to any preferred shares that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that we offer under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, that holders of the preferred stock may exercise;

•	the provisions for a sinking fund, if any, and any provisions for redemption of the preferred stock;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock will be will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange and the transfer agent and registrar for the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation or dissolution;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable. This means that holders of the preferred stock will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Corporate Anti-Takeover Provisions
     Our governing articles contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock. These provisions include:
•	Preferred Stock. Our board of directors has the authority to determine the voting rights and other powers of “blank check” preferred stock, which could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock or discourage attempts to acquire control of us.

•	Removal and Appointment of Directors. Our shareholders can remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•	No Cumulative Voting. Our articles do not give shareholders any right to cumulative votes in the election of directors.

•	No Shareholder Action by Written Consent. Our articles do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock.

•	Limitations on Shareholder Proposals. Our articles provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

•	Limitations on Liability of Directors. Our articles limit the personal liability of our directors to stockholders. This may reduce the likelihood of derivative actions or other lawsuits by stockholders against our directors that could lead to a change in our management.
     We are incorporated under the laws of British Columbia, Canada. Under the British Columbia Business Corporations Act (the “BCCA”), routine matters submitted to shareholders of a British Columbia corporation are considered general business and are decided by a simple majority vote. These include business relating to the conduct of the meeting, proposals for employee benefits plans, the election of directors, ratification of auditors and approval of certain financing transactions that do not involve a change in control. Other types of proposals are considered special business, requiring a higher threshold, often referred to as a “supermajority.” Our governing articles provide for a two-thirds supermajority voting threshold for any proposal requiring passage of a special resolution of shareholders under the BCCA. Special resolutions are required for most changes to our articles and for any change of control or other extraordinary transactions.

DESCRIPTION OF DEBT SECURITIES
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the following terms will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms outlined below.
     Any debt securities included in a future prospectus supplement will be issued under an indenture that we will enter into at that time with a trustee to be selected by us. Separate forms of indenture for each series of notes we may offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part. We use the term “indenture” to refer to either of those instruments and the term “trustee” to refer to the institution to be named as the trustee thereunder. The indentures will be qualified under the Trust Indenture Act of 1939.
     The following summaries of material provisions of the notes and indentures are subject to and qualified by reference to all the provisions of each indenture and the series of notes issuable thereunder. We urge you to read the applicable prospectus supplements related to any senior or subordinated notes that we sell under this prospectus, as well as the complete indentures that contain the terms of the notes. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
Indentures
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will describe the material terms of the indenture for that series, including:
•	the title and principal amount of notes offered;

•	if the series of notes will be issued in global form, the terms of our depositary arrangements;

•	the maturity date of the debt securities;

•	the principal amount due at maturity and whether the notes will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on notes held by a person who is not a United States person for tax purposes and whether we can redeem those notes in that event;

•	the annual interest rate, whether fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payments or the method for determining those dates;

•	our right, if any, to defer payment of interest and the maximum length of any deferral period;

•	whether or not the notes will be secured or unsecured and the terms of any secured debt;

•	the terms of subordination for any series of subordinated notes;

•	the place where principal, interest and any additional amounts will be payable;

•	any restrictions on the transfer, sale or other assignment of the notes;

•	the terms and conditions for any rights we may have to redeem the notes at our option;

•	any provisions for a sinking fund, purchase or other analogous fund;

•	any terms and conditions under which we will be obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem the notes or purchase any notes of the series at the holder’s option;

•	any restrictions on our ability or the ability of our subsidiaries to take certain actions, including the ability to:

•	incur additional indebtedness;

•	issue additional securities of the same or other series;

•	issue guarantees;

•	pay dividends, make distributions or transfer assets;

•	redeem capital stock;

•	create liens;

•	make investments or other restricted payments;

•	engage in transactions with stockholders and affiliates; or

•	effect a consolidation or merger;
•	any requirements for us to maintain interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios; and

•	any other specific terms, preferences, rights or restrictions on the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants in addition to those described above.
Terms of Debt Offerings
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will also describe the material terms of the offering, including:
•	a discussion of any material or special United States federal income tax considerations applicable to the notes offered;

•	information on any book-entry features;

•	the procedures for any auction and remarketing, and

•	any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the notes.
Structural Subordination
     We conduct all of our operations through our subsidiaries and depend on dividends from their earnings to meet our financial obligations at the holding company level. As a result, holders of our debt securities will have a position junior to creditors of our subsidiaries, including trade creditors, secured lenders, other debt holders of our subsidiaries, taxing authorities and guarantee holders. In addition, our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us. If specified in the prospectus supplement, our debt securities will be general obligations of any subsidiaries that provide their guarantees, which will be unsecured obligations of those subsidiaries unless otherwise provided.
Subsidiary Guarantees
     The obligations of any subsidiary providing a guarantee of our debt securities may be limited to the maximum amount that will not result in the guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary. Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee. If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our preferred stock, our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, the applicable conversion or exchange period and the conditions for conversion or exchange, whether mandatory, at the option of the holder or at our option. We may include provisions for adjusting the number of our securities that note holders receive upon conversion or exchange under circumstances described in the indenture. Unless the applicable prospectus supplement states otherwise, the number of our securities that note holders receive upon conversion or exchange will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable, or if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to otherwise acquire any of those securities, as a dividend or distribution to holders of our common stock or preferred stock;

•	paying any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock or preferred stock; or

•	issuing any securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of our convertible or exchangeable notes will be entitled to receive, upon conversion or exchange of their notes, in addition to the common or preferred stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common or preferred stock issuable upon conversion of their notes at the time that holders of our common or preferred stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our debt securities may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock or preferred stock;

•	certain share exchanges, mergers or similar transactions involving changes in our common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our convertible or exchangeable notes then outstanding will be entitled to receive, upon conversion or exchange of their notes, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had converted or exchanged their notes s immediately before the transaction.
     Except as described above or in the applicable prospectus supplement, the number of our securities that note holders receive upon conversion or exchange of their notes and the amounts of any property to be received upon conversion or exchange of those notes will not be adjusted if we issue new securities of any kind or rights to purchase new securities.

Consolidation, Merger or Sale
     The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours by merger or asset acquisition must assume all of our obligations under the indentures and the debt securities. If the debt securities are convertible or exchangeable for our other securities, the successor must make provisions for their conversion or exchange for securities which their holders would have received if they had converted or exchanged our debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
     The indentures provide for the following events of default:
•	if we fail to pay interest when due and our failure continues for 30 days, unless the time for payment has been further extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; or

•	if specified events of bankruptcy, insolvency or reorganization (“bankruptcy event”) occur.
     If an event of default other than a bankruptcy event occurs and is continuing under the indenture for any series of our debt securities, the trustee or the holders of at least 25% in aggregate principal amount of that series, by notice to us in writing, may declare the unpaid principal, any premium and accrued interest due and payable immediately. If a bankruptcy event occurs, the principal amount and accrued interest for each series of our debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default under the indenture for that series, except defaults on payment of principal, any premium or interest, unless we have cured the default in accordance with the applicable indenture.
Remedies
     Subject to the terms of the indentures, if an event of default occurs and is continuing, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to the following conditions:
•	the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the applicable series of debt securities unless the holders have offered the trustee reasonable indemnity;

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, any premium or interest on the debt securities. We will periodically file statements with the trustee regarding our compliance with our covenants in the indentures.

Amendments and Supplements to the Indentures
     We may amend or supplement an indenture without the consent of any holders of our debt securities issued under the indenture to cure or correct any ambiguities or defective provisions or to provide for other matters under the indenture that we and the trustee agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the note holders and are related to specific matters, including amendments or supplements:
•	to comply with the covenants restricting our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for that purpose;

•	to add, remove or revise the conditions and limitations on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add new covenants, conditions or provisions for the protection of the holders or to surrender any of our rights or powers under the indenture; and

•	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
     The rights of holders of a series of our debt securities may also be changed by us and the trustee with the written consent from holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series that is affected. However, we may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, extending the time for payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of holders whose consent is required for any supplemental indenture.
Discharge
     Each indenture provides that we can elect to be discharged from our obligations for the underlying series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal, any premium and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with The Depository Trust Company or another depositary named by us and identified in a prospectus supplement for that series. We will name the security registrar and any transfer agent for each series of our debt securities in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office of any transfer agent.
     At the option of the holder, subject to the terms of the indentures and any limitations described in the applicable prospectus supplement, the holder of our debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Subject to those terms and limitations, holders of our debt securities may present them for exchange or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue and register the transfer or exchange of our debt securities of any series that we elect to redeem in part during a period beginning at the opening of business 15 days before the mailing date for a notice of redemption to affected holders and ending at the close of business on the mailing date; or

•	register the transfer or exchange of any debt securities selected for redemption, in whole or in part, except the unredeemed portion of those debt securities.
Information About the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties specified in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent fiduciary would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee will have no obligation to exercise any of its powers under the indentures at the request of any holder of the covered debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment. We will pay principal and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, although we may make interest payments by check mailed to the holder or by wire transfer to certain holders unless we otherwise indicate in the applicable prospectus supplement.
     Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments on our debt securities of each series. In the applicable prospectus supplement, we will name any additional paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of each series. All money we pay to a paying agent or the trustee for the payment of the principal, any premium or interest on our debt securities that remains unclaimed at the end of two years after the payment has become due will be repaid to us, and the holder of the debt security thereafter may look only to us for that payment.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the

State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
DESCRIPTION OF WARRANTS
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. They may consist of warrants to purchase shares of our common stock. The warrants may be offered independently or together with common stock, preferred stock or debt securities covered by the prospectus supplement. They may be attached to or separate from those securities. While the following terms will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms outlined below.
     Any warrants included in a future prospectus supplement will be issued under a warrant agreement that we will enter into at that time with a warrant agent to be selected by us. We will file forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements and the term “warrant agent” to refer to the institution to be named as warrant agent under any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
     The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to any warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
Warrants Terms
     If warrants for the purchase of our shares of our common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
     Warrants for the purchase of common stock will be in registered form only. A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until the are exercised, holders will not have any rights as holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price specified in warrants for the purchase of our common stock covered by those warrants will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, holders of those warrants will be entitled to adjustments to the securities they receive upon exercise of their warrants if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or any rights to otherwise acquire our common stock, as a dividend or distribution to holders of our common stock;

•	paying any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock; or

•	issuing any securities or property to holders of our common stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of common stock warrants will be entitled to receive upon exercise of their warrants, in addition to the common stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common stock issuable under their warrants at the time that holders of our common stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our common stock warrants may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock;

•	certain share exchanges, mergers or similar transactions involving changes in our common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our common stock warrants or preferred stock warrants then outstanding will be entitled to receive, upon exercise of their warrants, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had exercised their warrants immediately before the transaction.
     Except as described above or in the applicable prospectus supplement, the exercise price and number of common shares covered by our warrants and the amounts of any other securities or property to be received upon exercise of the warrants will not be adjusted if we issue new securities of any kind or rights to purchase new securities.
Exercise of Warrants
     Each holder of a warrant will be entitled to purchase the number of common shares at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void. A holder of warrants may exercise them by following the general procedure:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	completing and signing the reverse side of the warrant certificate; and

•	delivering the warrant certificate representing the warrants to the warrant agent.
     If you comply with these procedures, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will issue and deliver to you, as soon as practicable, a certificate representing the common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure or correct any ambiguities or defective provisions or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the warrant holders.
PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale or at prices related to the prevailing market prices; or

•	at negotiated prices.
     We may also, from time to time, authorize dealers acting as our agents to offer and sell securities on the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
     We will describe any compensation we pay to underwriters or agents in connection with the offering of securities in the applicable prospectus supplement as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
     The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain participants in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by participants in the offering of more securities than we sold to them. In these circumstances, these participants would cover their over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, participants in the offering may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids in which selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above prices that might otherwise prevail in the open market. These transactions may be discontinued at any time.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents;

•	any initial public offering price; and

•	other facts material to the transaction.
     We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.
EXPERTS
     The Consolidated Financial Statements of NGAS Resources, Inc. incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 were audited by Hall, Kistler & Company LLP, independent auditors.
LEGAL MATTERS
     The validity of the issuance of the securities being offered under this prospectus will be passed upon for us by Stahl & Zelmanovitz, 747 Third Avenue, New York, New York 10017.

3,960,000 Shares of Common Stock
Warrants to Purchase 1,584,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS	WUNDERLICH SECURITIES
May 11, 2010